FIRST AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT


         This FIRST AMENDED AND RESTATED EMPLOYMENT AGREEMENT is made and entered into as of the 1st day of March, 1999, by and among Cinergy Corp., a Delaware corporation ("Cinergy"), Cinergy Services, Inc., a Delaware corporation ("Cinergy Services"), The Cincinnati Gas & Electric Company, an Ohio corporation ("CG&E"), PSI Energy, Inc., an Indiana corporation ("PSI"), and Cheryl M. Foley (the "Executive"). Cinergy, Cinergy Services, CG&E, and PSI will sometimes be referred to in this Employment Agreement collectively as the "Company".

         WHEREAS, the Executive is currently serving as Vice President and Corporate Secretary of the Company, and President, International Business Unit of the Company, and the Company desires to secure the continued employment of the Executive in accordance with this Agreement;

         WHEREAS, the Company entered into an Employment Agreement with the Executive dated effective October 24, 1994 (the "1994 Employment Agreement"), as amended by a First Amendment dated effective October 24, 1994, and a Second Amendment dated effective January 29, 1997;

         WHEREAS, the Executive is willing to continue to remain in the employ of the Company and any successor thereto, on the terms and conditions set forth and thus to forego opportunities elsewhere; and

     WHEREAS, the parties desire to enter into this Agreement amending and restating the 1994 Employment Agreement as of the date first set forth above, setting forth the terms and conditions for the employment relationship of the Executive with the Company during the Employment Period (as defined in this Agreement);

         NOW, THEREFORE, IN CONSIDERATION of the mutual premises, covenants and agreements set forth below, it is hereby agreed as follows:

1.   Employment and Term.

     a. The Company, and any successor thereto, agree to employ the Executive, and the Executive agrees to remain in the employ of the Company, in accordance with the terms and provisions of this Agreement for the period set forth below (the "Employment Period").

     b. The Employment Period of the 1994 Employment Agreement commenced as of October 24, 1994 (the "Effective Date") and continued until December 31, 1997; provided, however, that on January 1, 1996, and each January 1 thereafter (the "Renewal Date"), the 1994 Employment Agreement was automatically extended for one (1) additional year because neither the Company nor the Executive gave written notice to the other between December 1 and December 15 prior to any Renewal Date of its intent to terminate the 1994 Employment Agreement. The Employment Period of the Executive shall continue uninterrupted under this Agreement until December 31, 2001; provided however, that on January 1, 2000, and each Renewal Date thereafter, the term of this Agreement shall automatically be extended for one (1) additional year if, prior to such Renewal Date, neither the Company nor the Executive shall have given written notice to the other between December 1 and December 15 prior to any Renewal Date of its intent to terminate this Agreement. For that portion of the Employment Period prior to, but not including the commencement date ("Commencement Date") of this Agreement, the 1994 Employment Agreement, as amended, shall remain in full force and effect. As of the Commencement Date, the 1994 Employment Agreement shall terminate and be of no force and effect. The parties to this Agreement agree that Cinergy shall be responsible for all of the premises, covenants, and agreements set forth in this Agreement.

2.   Duties and Powers of Executive.

     a. Position. The Executive shall serve the Company in such responsible executive capacity or capacities as the Board of Directors of Cinergy (the Board of Directors of Cinergy may be referred to sometimes as the "Board") or the Chief Executive Officer of Cinergy may from time to time determine and shall have such responsibilities, duties and authority as may be assigned to her from time to time during the Employment Period by the Board or the Chief Executive Officer of Cinergy that are consistent with such responsibilities, duties and authority. Upon the Commencement Date of this Agreement, the Executive shall initially serve as Vice President and Corporate Secretary for the Company, and as President, International Business Unit of the Company, but consistent with the foregoing provisions of this Section 2(a), may be assigned to any other position or positions by either the Board or the Chief Executive Officer of Cinergy during the Employment Period.

     b. Place of Performance. In connection with the Executive's employment, the Executive shall be based at the principal executive offices of the Company, 221 East Fourth Street, Cincinnati, Ohio, and, except for required business travel to an extent substantially consistent with the present business travel obligations of executives of the Company who have positions of authority comparable to that of the Executive, the Executive shall not be required to relocate to a new principal place of business which is more that thirty (30) miles from the current principal place of business of the Company.

     3. Compensation. The Executive shall receive the following compensation for her services under this Agreement.

          a. Salary. The Executive's annual base salary (the "Annual Base Salary"), payable not less often than semi-monthly, shall be at the annual rate of not less than $390,000.00 and the amount in effect as of the day before the Commencement Date. The Board may, from time to time, direct such upward adjustments in the Annual Base Salary as the Board deems to be necessary or desirable, including without limitation adjustments in order to reflect increases in the cost of living. Any increase in the Annual Base Salary shall not serve to limit or reduce any other obligation of the Company under this Agreement. The Annual Base Salary shall not be reduced after any increase thereof except for across-the-board salary reductions similarly affecting all management personnel of the Company.

          b. Retirement, Incentive, Welfare Benefit Plans and Other Benefits. During the Employment Period and so long as the Executive is employed by the Company, the Executive shall be eligible, and the Company shall take such actions as may be necessary or required to cause the Executive to become eligible, to participate in all short-term and long-term incentive, stock option, restricted stock, performance unit, savings, retirement and welfare plans, practices, policies and programs applicable generally to employees and/or other senior executives of the Company who are considered Tier II executives for compensation purposes, including, but not limited to Cinergy's Annual Incentive Plan, Cinergy's 1996 Long-Term Incentive Compensation Plan, Cinergy's Executive Supplemental Life Insurance Program, Cinergy's Stock Option Plan, Cinergy's Nonqualified Deferred Incentive Compensation Plan, Cinergy's Excess 401(k) Plan, Cinergy's Non-Union Employees' 401(k) Plan, Cinergy's Non-Union Employees' Pension Plan, Cinergy's Supplemental Executive Retirement Plan (both the Mid-Career Benefit portion and the Senior Executive Supplement), and Cinergy's Excess Pension Plan, or any successors thereto, except with respect to any plan, practice, policy or program to which the Executive has waived her rights in writing.

               During the Employment Period, the Executive shall participate in the Mid-Career Benefit portion of Cinergy's Supplemental Executive Retirement Plan in accordance with its terms, except that effective as of the Executive's fiftieth (50th) birthday, the Executive shall be credited with and vested in twenty-five
               (25) full years of "Participation" (as that term is defined in Cinergy's Supplemental Executive Retirement Plan), and shall be credited with and vested in an additional two (2) years of Participation on each birthday thereafter for the following five
               (5) years provided that she is employed by the Company as of each such birthday.

               If the Executive retires on or after having attained age fifty-five (55), the Executive shall be entitled to receive from the Company total annual retirement income for her lifetime equal to the greater of (i) sixty percent (60%) of the Executive's "Highest Average Earnings" (as such term is defined in Cinergy's Supplemental Executive Retirement Plan) or (ii) sixty percent (60%) of the Executive's "Earnings" (as such term is defined in the Supplemental Executive Retirement Plan) for the final twelve
               (12) calendar months immediately prior to the Executive's effective date of retirement. Thus, in addition to the Executive's retirement benefits under Cinergy's Pension Plan, its Supplemental Executive Retirement Plan, and its Excess Pension Plan, or any successors thereto, the Executive shall receive an annual amount known as the "Supplemental Executive Retirement Benefit" (a non-qualified benefit paid from the Company's general assets) that is equal to the difference between the greater of
               (i) sixty percent (60%) of the Executive's "Highest Average Earnings" (as such term is defined in Cinergy's Supplemental
               Executive Retirement Plan) or (ii) sixty percent (60%) of the Executive's "Earnings" (as such term is defined in Cinergy's Supplemental Executive Retirement Plan) for the final twelve (12) calendar months immediately prior to the Executive's effective date of retirement, and the sum of the amounts payable to the Executive under Cinergy's Pension Plan, its Supplemental Executive Retirement Plan, and its Excess Pension Plan, or any successors thereto.

               Upon her retirement on or after having attained age fifty (50), the Executive shall be eligible for comprehensive medical and dental insurance pursuant to the terms of Cinergy's Retirees' Medical Plan and its Retirees' Dental Plan, or any successors thereto. However, the Executive shall receive the full subsidy provided by the Company to retirees for purposes of determining the amount of monthly premiums due from the Executive.

               Notwithstanding anything in this Agreement to the contrary, in the event that the Executive's employment is terminated following a Change in Control, the Executive shall immediately be credited with and vested in thirty-five (35) full years of "Participation" (as that term is defined in Cinergy's Supplemental Executive Retirement Plan), and the word "fifty (50)" shall be substituted for the word "fifty-five (55)" in the first sentence of the third paragraph of this Section 3(b).

               The Executive shall be a participant in Cinergy's Annual Incentive Plan. The Executive shall be paid by the Company an annual benefit of up to sixty percent (60%) of the Executive's Annual Base Salary, which benefit shall be determined and paid pursuant to the terms of Cinergy's Annual Incentive Plan.

               The Executive shall be a participant in Cinergy's Long-Term Incentive Plan (the "LTIP") implemented under Cinergy's 1996 Long-Term Incentive Compensation Plan. The LTIP consists of two
               (2) parts: the Value Creation Plan involving shares of restricted common stock of Cinergy and options to purchase shares of common stock of Cinergy. The Executive's annualized target award opportunity under the LTIP shall be equal to no less seventy percent (70%) of her Annual Base Salary.

     c. Fringe Benefits and Perquisites. During the Employment Period and so long as the Executive is employed by the Company, the Executive shall be entitled to the following additional fringe benefits:

          (i) The Company shall furnish to the Executive an automobile and shall pay all of the related expenses for gasoline, insurance, maintenance and repairs;

          (ii) The Company shall pay the initiation fee and the annual dues, assessments and other membership charges of the Executive for membership in a country club selected by the Executive;

          (iii)The Company shall provide paid vacation for four (4) weeks per year (or longer if permitted by the Company's policy), and

          (iv) The Company shall furnish to the Executive annual financial planning and tax preparation services. In addition, the Executive shall be entitled to receive such other fringe benefits in accordance with the plans, practices, programs and policies of the Company from time to time in effect, commensurate with her position and at least comparable to those received by other senior executives of the Company.

     d. Expenses. The Company agrees to reimburse the Executive for all expenses, including those for travel and entertainment, properly incurred by her in the performance of her duties under this Agreement in accordance with the policies established from time to time by the Board.

     e. Relocation Benefits. Following termination of the Executive's employment for any reason (other than death), the Executive shall be entitled to reimbursement from the Company for the reasonable costs of relocating from the Cincinnati, Ohio, area to a new primary residence in a manner that is consistent with the terms of the Company's Relocation Program in effect as of the Commencement Date. The expenses described in this Section shall be "grossed-up" to provide for adverse tax consequences to the Executive.

4.   Termination of Employment.

     a. Death. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period.

     b. By the Corporation for Cause. The Company may terminate the Executive's employment during the Employment Period for Cause. For purposes of this Employment Agreement, "Cause" shall mean:

          (i) The willful and continued failure by the Executive to substantially perform the Executive's duties with the Company (other than any such failure resulting from Executive's incapacity due to physical or mental illness) or any such actual or anticipated failure after the issuance of a Notice of Termination for Good Reason by the Executive pursuant to Section 4(c) after a written demand for substantial performance is delivered to the Executive by the Board, which demand specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties, or

          (ii) The breach by the Executive of the confidentiality provisions set forth in Section 9 of this Agreement, or

          (iii)The conviction of the Executive for the commission of a felony, including the entry of a guilty or nolo contendere plea, or any willful or grossly negligent action or inaction by the Executive that has a materially adverse effect on the Company. For purposes of this definition of "Cause", no act, or failure to act, on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's act, or failure to act, was in the best interest of the Company. Notwithstanding the above definition of "Cause", the Company may terminate the Executive's employment during the Employment Period for a reason other than Cause, but the obligations placed upon the Company in
               Section 5 shall apply.

     c. By the Executive for Good Reason. The Executive may terminate her employment during the Employment Period for Good Reason. For purposes of this Employment Agreement, "Good Reason" shall mean:

          (i) The reduction in the Executive's Annual Base Salary as specified in Section 3(a) of this Employment Agreement, or any other benefit or payment described in Section 3 of this Employment
               Agreement, except for across-the-board salary reductions similarly affecting all management personnel of the Company, and changes to the employee benefits programs affecting all management personnel of the Company, provided that such changes (either individually or in the aggregate) will not result in a material adverse change with respect to the benefits which the Executive was entitled to receive as of the Effective Date;

          (ii) The material reduction without her consent of the Executive's title, authority, duties or responsibilities from those in effect immediately prior to the reduction;

          (iii)Any  breach  by the  Company  of  any  other  material  provision
               (including but not limited to the place of performance as specified in Section 2(b));

          (iv) The Executive's disability due to physical or mental illness or injury which precludes the Executive from performing any job for which she is qualified and able to perform based upon her education, training or experience; or

          (v)  Any event which  constitutes  a "Change in Control" as defined in
               Section 4(f) of this Agreement.

     d. Notice of Termination. Any termination by the Company for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party to this Agreement given in accordance with Section 10(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice that:

          (i) indicates the specific termination provision in this Agreement relied upon,

          (ii) to the extent  applicable,  sets forth in  reasonable  detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated; and

          (iii)if the Date of Termination (as defined in Section 4(e)) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty (30) days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstances which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company under this Agreement or preclude the Executive or the Company from asserting such fact or circumstances in enforcing the Executive's or the Company's rights under this Agreement.

     e.   Date of Termination. "Date of Termination" means:

          (i) if the Executive's employment is terminated by the Company for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be; (ii) if the Executive's employment is terminated by the Company other than for Cause, the date on which the Company notifies the Executive of such termination; and

          (iii)if the Executive's employment is terminated by reason of death, the date of death.

     f. Change in Control. A "Change in Control" shall be deemed to have occurred if any of the following events occur after the Effective
          Date:

          (i) Any "person" or "group" (within the meaning of Subsection 13(d) and Paragraph 14(d)(2) of the Securities Exchange Act of 1934 (the "1934 Act") is or becomes the beneficial owner (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of Cinergy (not including in the securities beneficially owned by such Person any securities acquired directly from Cinergy or its affiliates) representing fifty percent (50%) or more of the combined voting power of Cinergy's then outstanding securities, excluding any person who becomes such a beneficial owner in connection with a transaction described in clause (1) of paragraph (ii) below; or

          (ii) There is consummated a merger or consolidation of Cinergy or any direct or indirect subsidiary of Cinergy with any other corporation , other than (1) a merger or consolidation which would result in the voting securities of Cinergy outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least fifty percent (50%) of the combined voting power of the securities of Cinergy or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (2) a merger or consolidation effected to implement a recapitalization of Cinergy (or similar transaction) in which no person is or becomes the beneficial owner, directly or indirectly, of securities of Cinergy (not including in the securities beneficially owned by such person any securities acquired directly from Cinergy or its affiliates other than in connection with the acquisition by Cinergy or its affiliates of a business) representing twenty-five percent (25%) or more of the combined voting power of Cinergy's then outstanding securities; or

          (iii)During any period of two consecutive years, individuals who at the beginning of that period constitute Cinergy's Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of Cinergy) whose appointment or election by Cinergy's shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of that period or whose appointment, election or nomination for election was previously so approved or recommended cease for any reason to constitute a majority of Cinergy's Board of Directors; or

          (iv) The shareholders of Cinergy approve a plan of complete liquidation or dissolution of Cinergy or there is consummated an agreement for the sale or disposition by Cinergy of all or substantially all of Cinergy's assets, other than a sale or disposition by Cinergy of all or substantially all of Cinergy's assets to an entity, at least sixty percent (60%) of the combined voting power of the voting securities of which are owned by shareholders of Cinergy in substantially the same proportions as their ownership of Cinergy immediately prior to such sale.

     g. Person. "Person" shall have the meaning given in Section 3(a)(9) of the 1934 Act, as modified and used in Sections 13(d) and 14(d) thereof; however, a Person shall not include:

          (i)  the Company or any of its subsidiaries;

          (ii) a trustee or other fiduciary holding securities under an employee benefit plan of Cinergy or any of its subsidiaries;

          (iii)an underwriter temporarily holding securities pursuant to an offering of such securities; or

          (iv) a corporation owned, directly or indirectly, by the stockholders of Cinergy in substantially the same proportions as their ownership of stock of the Company.

5.   Obligations of the Corporation Upon Termination.

     a. Certain Terminations. During the Employment Period, if the Company shall terminate the Executive's employment (other than in the case of a termination for Cause), the Executive shall terminate her employment for Good Reason or the Executive's employment shall terminate by reason of death (termination in any such case referred to as "Termination"):

          (i) The Company shall pay to the Executive a lump sum amount, in cash, equal to the sum of:

               (1) the Executive's Annual Base Salary through the Date of Termination to the extent not previously paid;

               (2) an amount equal to Cinergy's Annual Incentive Plan target percentage benefit described in Section 3(b) of this Agreement for the fiscal year that includes the Date of Termination multiplied by a fraction the numerator of which shall be the number of days from the beginning of such fiscal year to and including the Date of Termination and the denominator of which shall be three hundred and sixty-five
                    (365);

               (3) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not previously paid.

                    (The amounts specified in clauses (1), (2), and (3) shall be referred to in this Agreement as the "Accrued Obligations".) The amounts specified in this Section 5(a)(i) shall be paid within thirty (30) days after the Date of Termination. The Accrued Obligations described in this Section are payable to the Executive regardless of whether a Change in Control has occurred.

          (ii) Prior to the occurrence of a Change in Control, and in the event of Termination other than by reason of the Executive's death, then:

               (1) the Company shall pay to the Executive a lump sum amount, in cash, equal to the present value discounted using an interest rate equal to the prime rate promulgated by CitiBank, N.A. and in effect as of the Date of Termination (the "Prime Rate") of the Annual Base Salary, and the Cinergy Annual Incentive Plan benefit described in Section 3(b) of this Agreement payable through the end of the Employment Period, each at the rate, and using the same goals and factors, in effect at the time Notice of Termination is given, and paid within thirty (30) days of the Date of Termination;

               (2) the Company shall pay to the Executive the present value (discounted at the Prime Rate) of all amounts to which the Executive would have been entitled had she remained in employment with the Company until the end of the Employment Period under Cinergy's Executive Supplemental Life Insurance Program ;

               (3) the Company shall pay to the Executive the value of all deferred compensation amounts and all executive life insurance benefits whether or not then vested or payable; and

               (4) the Company shall continue, until the end of the Employment Period, medical and welfare benefits to the Executive and/or the Executive's family at least equal to those which would have been provided if the Executive's employment had not been terminated (excluding benefits to which the Executive has waived her rights in writing), such benefits to be in accordance with the most favorable medical and welfare benefit plans, practices, programs or policies (the "M&W Plans") of the Company as in effect and applicable generally to other senior executives of the Company and their families during the ninety (90) day period immediately preceding the Date of Termination or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other senior executives of the Company (but on a prospective basis only unless and then only to the extent, such more favorable M&W Plans are by their terms retroactive); provided, however, that if the Executive becomes employed with another employer and is eligible to receive medical or other welfare benefits under another employer-provided plan, the benefits under the M&W Plans shall be secondary to those provided under such other plan during such applicable period of eligibility.

          (iii)From and after the occurrence of a Change in Control and in the event of Termination other than by reason of the Executive's death, then in lieu of any further salary payments to the Executive for periods subsequent to the Date of Termination and in lieu of any other benefits payable pursuant to Section 5(a)(ii) of this Agreement:

               (1) The Company shall pay to the Executive a lump sum severance payment, in cash, equal to the greater of:

                    (A) the present value of all amounts and benefits that would have been due under Sections 5(a)(ii) of this Agreement, excluding Section 5(a)(ii)(4), and

                    (B) three (3) times the sum of (x) the higher of the Executive's Annual Base Salary in effect immediately prior to the occurrence of the event or circumstance upon which the Notice of Termination is based or in effect immediately prior to the Change in Control, and
                         (y) the higher of the amount paid to the Executive pursuant to all incentive compensation or bonus plans or programs maintained by the Company, in the year preceding that in which the Date of Termination occurs or in the year preceding that in which the Change in Control occurs; and

               (2) For a thirty-six (36) month period after the Date of Termination, the Company shall arrange to provide the Executive with life, disability, accident and health insurance benefits substantially similar to those which the Executive is receiving immediately prior to the Notice of Termination (without giving effect to any reduction in such benefits subsequent to a Change in Control which reduction constitutes Good Reason), except for any benefits that were waived by the Executive in writing. Benefits otherwise receivable by the Executive pursuant to this Section 5(a)(iii)(2) shall be reduced to the extent comparable benefits are actually received by or made available to the Executive without cost during the thirty-six (36) month period following the Executive's termination of employment (and any such benefits actually received by the Executive shall be reported to the Company by the Executive).

                    The Executive's employment shall be deemed to have been terminated following a Change in Control of Cinergy without Cause or by the Executive for Good Reason if, in addition to all other applicable Terminations, the Executive's employment is terminated prior to a Change in Control without Cause at the direction of a Person who has entered into an agreement with Cinergy or any of its subsidiaries or affiliates, the consummation of which will constitute a Change in Control or if the Executive terminates her employment for Good Reason prior to a Change in Control if the circumstances or event which constitutes Good Reason occurs at the direction of such Person.

     b. Termination by the Corporation for Cause or by the Executive Other Than for Good Reason. Subject to the provisions of Section 7 of this Employment Agreement, if the Executive's employment shall be terminated for Cause during the Employment Period, or if the Executive terminates employment during the Employment Period other than a termination for Good Reason, the Company shall have no further obligations to the Executive under this Employment Agreement other than the obligation to pay to the Executive the Accrued Obligations and the amounts determined under Section 5(c), plus any other earned but unpaid compensation, in each case to the extent not previously paid.

     c. Retirement Benefits on Termination. In addition to retirement benefits under Cinergy's Non-Union Employees' Pension Plan, the Mid-Career Benefit portion of Cinergy's Supplemental Executive Retirement Plan, and Cinergy's Excess Pension Plan, or any successors thereto, the Executive shall be eligible to participate in the Senior Executive Supplement portion of Cinergy's Supplemental Executive Retirement Plan. It is expressly understood, however, that the Executive will not receive simultaneously benefits from the Mid-Career portion of
          Cinergy's Supplemental Executive Retirement Plan and the Senior Executive Supplement portion of that plan. Instead, the Executive will receive benefits from either the Mid-Career Benefit portion of Cinergy's Supplemental Executive Retirement Plan, the Senior Executive Supplement portion of that plan, or any contractual, nonqualified retirement benefit provided under Section 3(b) of this Agreement, whichever is greatest.

     d. Survival of Section 5(c). The provisions of Section 5(c) shall survive the expiration or termination of this Employment Agreement for any reason.

     e. Certain Tax Consequences. In the event that the Executive becomes entitled to the payments and benefits described in this Section 5 (the "Severance Benefits"), if any of the Severance Benefits will be subject to any excise tax (the "Excise Tax") imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), the Company shall pay to the Executive an additional amount (the "Gross-Up Payment") such that the net amount retained by the Executive, after deduction of an Excise Tax on the Severance Benefits and any federal, state and local income and employment tax and Excise Tax upon the payment provided for by this Section 5, shall be equal to the Severance Benefits. For purposes of determining whether any of the Severance Benefits will be subject to the Excise Tax and the amount of such Excise Tax,

          (i) any other payments or benefits received or to be received by the Executive in connection with a Change in Control or the Executive's termination of employment (whether pursuant to the terms of this Employment Agreement or any other plan, arrangement or agreement with the Company, any Person whose actions result in a Change in Control or any Person affiliated with the Company or such Person) shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of Section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax, unless in the opinion of tax counsel selected by the Company's independent auditors and reasonably acceptable to the Executive such other payments or benefits (in whole or in part) do not constitute parachute payments, including by reason of Section 280G(b)(4)(A) of the Code, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered, within the meaning of Section 280G(b)(4)(B) of the Code, in excess of the Base Amount as defined in Section 280G(b)(3) of the Code allocable to such reasonable compensation, or are otherwise not subject to the Excise Tax,

          (ii) the amount of the Severance Benefits that shall be treated as subject to the Excise Tax shall be equal to the lesser of Exhibit 10-a

               (1)  the total amount of the Severance Benefits, or

               (2) the amount of excess parachute payments within the meaning of Section 280G(b)(1) of the Code (after applying clause
                    (i), above), and

          (iii)the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of Section 280G(d)(3) and (4)
               of the Code. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive's residence on the Date of Termination, net of the maximum reduction in federal income taxes which would be obtained from deduction of such state and local taxes. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time of termination of the Executive's employment, the Executive shall repay to the Company, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction (plus that portion of the Gross-Up Payment attributable to the Excise Tax and federal, state and local income and employment tax imposed on the Gross-Up Payment being repaid by the Executive to the extent that such repayment results in a reduction in Excise Tax and/or a federal, state or local income or employment tax deduction) plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time of the termination of the Executive's employment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest, penalties or additions payable by the Executive with respect to such excess) at the time that the amount of such excess is finally determined. The Executive and the Company shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax with respect to the Severance Benefits.

     f. Value Creation Plan and Stock Options. Upon termination of employment for any reason, the Executive's entitlement to restricted shares and performance shares under the Value Creation Plan of the Cinergy 1996 Long-Term Incentive Compensation Plan and any stock options granted under the Cinergy Stock Option Plan or the Cinergy 1996 Long-Term Incentive Compensation Plan shall be determined in reference to the terms of the appropriate plan, any applicable administrative guidelines and written agreements (all such plans, administrative guidelines and written agreements referred to in this Agreement collectively as the "Stock-Related Documents").

     g. Other Fees and Expenses. The Company also shall pay to the Executive all legal fees and expenses incurred by the Executive as a result of a termination which entitles the Executive to the Severance Benefits (including all such fees and expenses, if any, incurred in disputing any such termination or in seeking in good faith to obtain or enforce any benefit or right provided by this Agreement). Such payments shall be made within five (5) business days after delivery of the Executive's written requests for payment accompanied with such evidence of fees and expenses incurred as the Company reasonably may require.

6. Non-exclusivity of Rights. Nothing in this Employment Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, plan, program, policy or practice provided by the Company and for which the Executive may qualify (except with respect to any benefit to which the Executive has waived her rights in writing), nor shall anything herein limit or otherwise affect such rights as the Executive may have under any other contract or agreement entered into after the Commencement Date with the Company. Amounts which are vested benefits or that the Executive is otherwise entitled to receive under any benefit, plan, program, policy or practice of, or any contract or agreement entered into after the date hereof with, the Company at or subsequent to the Date of Termination, shall be payable in accordance with such benefit, plan, program, policy or practice, or contract or agreement, except as explicitly modified by this Agreement.

7. Full Settlement: Mitigation. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations under this Agreement shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action that the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts (including amounts for damages for breach) payable to the Executive under any of the provisions of this Agreement and, except as provided in Sections 5(a)(ii)(4) and 5(a)(iii)(2) of this Agreement such amounts shall not be reduced whether or not the Executive obtains other employment. If the Executive finally prevails with respect to any dispute between the Company, the Executive or others as to the interpretation, terms, validity or enforceability of (including any dispute about the amount of any payment pursuant to) this Agreement, the Company agrees to pay all legal fees and expenses which the Executive may reasonably incur as a result of any such dispute.

8. Arbitration. The parties agree that any dispute, claim, or controversy based on common law, equity, or any federal, state, or local statute, ordinance, or regulation (other than workers' compensation claims) arising out of or relating in any way to the Executive's employment, the terms, benefits, and conditions of employment, or concerning this Agreement or its termination and any resulting termination of employment, including whether such dispute is arbitrable, shall be settled by arbitration. This agreement to arbitrate includes but is not limited to all claims for any form of illegal discrimination, improper or unfair treatment or dismissal, and all tort claims. The Executive shall still have a right to file a discrimination charge with a federal or state agency, but the final resolution of any discrimination claim shall be submitted to arbitration instead of a court or jury. The arbitration proceeding shall be conducted under the employment dispute resolution arbitration rules of the American Arbitration Association in effect at the time a demand for arbitration under the rules is made. The decision of the arbitrator(s), including determination of the amount of any damages suffered, shall be exclusive, final, and binding on all parties, their heirs, executors, administrators, successors and assigns. Each party shall bear its own expenses in the arbitration for arbitrators' fees and attorneys' fees, for its witnesses, and for other expenses of presenting its case. Other arbitration costs, including administrative fees and fees for records or transcripts, shall be borne equally by the parties. Notwithstanding anything in this Section to the contrary, if the Executive prevails with respect to any dispute submitted to arbitration under this Section, the Company will reimburse or pay all legal fees and expenses which the Executive may reasonably incur as a result of the dispute as required by Section 7.

9. Confidential Information. The Executive shall hold in a fiduciary capacity for the benefit of the Company, all of its subsidiary companies and affiliates, as well as all successors and assigns thereof all secret, confidential information, knowledge or data relating to the Company, and their respective businesses, that shall have been obtained by the Executive during the Executive's employment by the Company or any of its affiliated companies, and that shall not have been or now or subsequently have become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). During the Employment Period and thereafter, the Executive shall not, without the prior written consent of the Company or as may otherwise by required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. The Executive understands that during the Employment Period, the Company may be required from time to time to make public disclosure of the terms or existence of the Executive's employment relationship in order to comply with various laws and legal requirements. In addition to all other remedies available to the Company in law and equity, this Agreement is subject to termination by the Company for Cause under Section 4(b) in the event the Executive violates any provision of this Section.

10.  Successors.

     a. This Agreement is personal to the Executive and, without the prior written consent of the Company, shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

     b. This Employment Agreement shall inure to the benefit of and be binding upon the Company, and its successors and assigns.

     c. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as defined above and any successor to its businesses and/or assets that assumes and agrees to perform this Agreement by operation of law, or otherwise. Failure of the Company to obtain such assumption and agreement prior to the effective date of a succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as the Executive would be entitled to under this Agreement if the Executive were to terminate the Executive's employment for Good Reason after a Change in Control, except that, for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination.

11.  Miscellaneous.

     a. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended, modified, repealed, waived, extended or discharged except by an agreement in writing signed by the party against whom enforcement of such amendment, modification, repeal, waiver, extension or discharge is sought. No person, other than pursuant to a resolution of the Board or a committee thereof, shall have authority on behalf of the Company to agree to amend, modify, repeal, waive, extend or discharge any provision of this Agreement or anything in reference thereto.

     b. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                  If to the Executive:
                  Cheryl M. Foley
                  Cinergy Corp.
                  221 East Fourth Street
                  P. O. Box 960
                  Cincinnati, Ohio 45201-0960

                  If to the Corporation:
                  Cinergy Corp.
                  221 East Fourth Street
                  P. O. Box 960
                  Cincinnati, Ohio 45201-0960
                  Attn:  Chief Executive Officer

          or to such other address as either party shall have furnished to the other in writing in accordance with this Agreement. All notices and communications shall be effective when actually received by the addressee.

     c. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

     d. The Company may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

     e. The Executive's or the Company's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have under this Agreement, including without limitation the right of the Executive to terminate employment for Good Reason pursuant to Section 4(c) of this Agreement, or the right of the Company to terminate the Executive's employment for Cause pursuant to Section 4(b) of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

     f. This instrument contains the entire agreement of the Executive and the Company with respect to the subject matter hereof; and subject to any agreements evidencing stock option or restricted stock grants described in Section 3(b) and the Stock-Related Documents described in
          Section 5(f) hereof, all promises, representations, understandings, arrangements and prior agreements are merged into this Agreement and accordingly superseded.

     g. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     h. The Company and the Executive agree that Cinergy shall be authorized to act for the Company with respect to all aspects pertaining to the administration and interpretation of this Agreement.

         IN WITNESS WHEREOF, the Executive and the Company have caused this Employment Agreement to be executed as of the day and year first above written.


CINERGY CORP.; CINERGY SERVICES, INC.;
THE CINCINNATI GAS & ELECTRIC COMPANY;
AND PSI ENERGY, INC.



By:   /s/ James E. Rogers
        James E. Rogers
        Vice Chairman and Chief Executive Officer




EXECUTIVE



/s/ Cheryl M. Foley
Cheryl M. Foley